UPON RECORDATION RETURN TO:

First Fidelity Bank, N.A.

5101 North Classen

Oklahoma City, Oklahoma 73118

Attention: Danny Lawson

DEED OF TRUST, ASSIGNMENT,

SECURITY AGREEMENT AND FINANCING STATEMENT

[YUMA COUNTY, COLORADO]

STATE OF COLORADO	§

§

COUNTY OF YUMA	§

THIS DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FINANCING STATEMENT (herein called the “Mortgage”) is made effective as of March 28, 2006, between THE BEARD COMPANY (“Borrower”), and the PUBLIC TRUSTEE OF YUMA COUNTY, COLORADO (“Trustee”) for the benefit of FIRST FIDELITY BANK, N.A., a national banking association, 5101 North Classen, Oklahoma City, Oklahoma 73118 (the “Beneficiary”).

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE TRUSTEE TO TAKE THE PROPERTIES IN TRUST AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE BORROWER UNDER THIS DEED OF TRUST.

THIS INSTRUMENT CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS, SECURES THE PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

WITNESSETH:

WHEREAS, the Borrower is justly indebted to Beneficiary up to the aggregate principal amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), as evidenced by a certain Promissory Note of even date herewith and as further described herein, and desires to secure its obligations to the Beneficiary with property of the Borrower as hereafter described.

NOW THEREFORE, for good and valuable consideration, including the debt hereinafter described, and the uses and trusts created hereby (“Trust”), the legal sufficiency of which is hereby expressly acknowledged by all the parties, Borrower does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, AND CONVEY unto Trustee, and its successors and assigns, in the Trust, all of the following:

A.            All of the Borrower’s interest in and to the oil, gas and/or mineral leases and estates and other interests through which the Borrower derives its rights in connection with the production, exploration, development and operation of the oil, gas and other minerals in, on, under and produced from the properties described in Exhibit “A” attached hereto and made a part hereof, whether now owned by Borrower or hereafter acquired, by operation of law or otherwise, subject to the overriding royalties and other burdens on production existing on the effective date hereof and the other matters, instruments and agreements effecting the properties described in Exhibit “A” attached hereto and made a part hereof and all of the Borrower’s interest in all other oil, gas and/or mineral interests with which any of the interests and estates arising from the properties described in Exhibit “A” are now or hereafter may be pooled or unitized, in whole or in part;

B.            Without limitation of the foregoing, all of the Borrower’s interest in all other rights, titles, interests and estates of whatever kind or character, whether now owned by Borrower or hereafter acquired by operation of law or otherwise, in and to (i) the lands, leases and property interests described or referred to in Exhibit “A” (or described in any of the instruments described or referred to in Exhibit “A”) and (ii) all other oil, gas and other mineral interests with which any of the interests and properties described in subparagraph (i) herein may be pooled or unitized, in whole or in part;

C.            All of the Borrower’s interest, whether now owned by Borrower or hereafter acquired by operation of law or otherwise, in and to all presently existing and hereafter created oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties covered and the units created thereby (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction and so called “working interest units” created under operating agreements or otherwise), which cover, affect or otherwise relate to the properties described in clauses A and B above;

D.            All of the Borrower’s interest, whether now owned by Borrower or hereafter acquired by operation of law or otherwise, in and to the rights under all presently existing and hereafter created operating agreements, equipment leases, production sales, purchase, exchange and/or processing agreements, transportation agreements, and other contracts and/or agreements which cover, affect, or otherwise relate to the properties described in clauses A, B and C above or to the operation of such properties or to the treating, handling, storing, transporting or marketing of oil, gas or other minerals produced from (or allocated to) such properties; and

E.            All of the Borrower’s interest, whether now owned by Borrower or hereafter acquired by operation of law or otherwise, in and to all equipment, improvements, materials, supplies, fixtures and other property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines) and all easements, servitudes, rights-of-way, surface leases and other surface rights, which are now or hereafter used, or held for use, in connection with the properties described in clauses A, B, C and D above, or in connection with the operation of such properties, or in connection with the treating, handling, storing, transporting or marketing of oil, gas or other minerals produced from (or allocated to) such properties.

TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the “Mortgaged Properties”, or singularly a “Mortgaged Property”), unto the Trustee, his successors or substitutes in the Trust and his or their assigns, forever. Borrower hereby binds Borrower and Borrower’s successors and assigns to forever WARRANT and DEFEND the Mortgaged Properties and every part of it unto the Trustee, his successors or substitutes in the Trust, and his or their assigns, against the claims and demands of every person whomsoever lawfully claiming or to claim it or any part of it.

“Borrower’s interest” as described above shall mean all of the Borrower’s net revenue interest and working interest in and to the Mortgaged Properties in at least the minimum amounts as disclosed to the Beneficiary.

In order to further secure the payment of the indebtedness hereinafter referred to, and the performance of the obligations, covenants, agreements and undertakings of Borrower hereinafter described, Borrower hereby grants to Beneficiary a security interest in and to Borrower’s interest in: (a) all oil, gas, and other hydrocarbons and other minerals produced from or allocated to the Mortgaged Properties and all products processed or obtained therefrom, the proceeds thereof, and all accounts, contracts rights and general intangibles under which such proceeds may arise, (b) all (whether now owned or hereafter acquired by operation of law or otherwise) equipment, improvements, materials, supplies, fixtures, goods and personal property of whatever nature now or hereafter used, or held for use, in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, transporting or marketing of oil, gas or other minerals produced therefrom or allocated thereto), and all accessions and appurtenances thereto and all renewals or replacements thereof or substitutions therefor, (c) all contract rights, contractual rights and other general intangibles related to the Mortgaged Properties or to the operation thereof or the treating, handling, storing, transporting or marketing of oil, gas or other minerals produced therefrom or allocated thereto, (d) all funds, accounts, instruments, documents, notes or chattel paper of the Borrower arising from or by virtue of any transactions related to the Borrower’s interest in the Mortgaged Properties, including any joint interest billings or accounts owed to Borrower by any other joint interest owner in the Mortgaged Properties, (e) all other funds, accounts, contract rights, contractual rights, documents, instruments, notes, chattel paper and general intangibles of the Borrower of whatsoever kind or character (all of the properties, rights and interests described in parts (a), (b), (c), (d) and (e) above being herein sometimes collectively called the “Collateral”), and (f) all proceeds of the Collateral (the Mortgaged Properties, the Collateral, and the proceeds of the Collateral are herein sometimes collectively called the “Property”).

ARTICLE I.

SECURED INDEBTEDNESS

1.1.          This Mortgage is made to secure and enforce the payment of the following promissory notes, guaranties, obligations, indebtedness and liabilities:

(a)           All indebtedness now or hereafter incurred or arising pursuant to the provisions of a Promissory Note dated even date herewith, made by the Borrower in favor of the Beneficiary obligating the Borrower to the Beneficiary in the aggregate principal amount of $350,000.00, and all renewals, extensions, modifications and substitutions thereof and thereto (herein referred to as the “Note”); and

(b)           All indebtedness now or hereafter incurred or arising pursuant to or permitted by the provisions of the Note, this Mortgage or any other instrument now or hereafter evidencing, governing or securing the same or any part thereof or otherwise executed in connection with the loan evidenced by the Note, including without limitation that certain Business Loan Agreement dated even date herewith, between the Borrower and Beneficiary (herein referred to as the “Loan Agreement”) and all other loan and security documents, instruments and agreements made in connection therewith (herein collectively referred to as the

“Loan Documents”), together with all other indebtedness of Borrower to Beneficiary now or hereafter incurred of whatever nature, and all future advances on any of said indebtedness.

1.2.          The indebtedness referred to in Section 1.1, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are hereinafter sometimes referred to as the “secured indebtedness” or the “indebtedness secured hereby”.

ARTICLE II

PARTICULAR WARRANTIES, REPRESENTATIONS AND COVENANTS

2.1.          The Borrower hereby represents and warrants, and, so long as any part of the indebtedness secured hereby remains unpaid, covenants and agrees as follows:

(a)           The Borrower has title to the Mortgaged Properties in a proportionate amount not less than the net revenue interests described in Exhibit “A” attached to the Loan Agreement, free and clear of all liens, security interests, and encumbrances except for (i) the matters set forth in the descriptions of certain of the Mortgaged Properties on Exhibit “A” hereto, if any, (ii) the liens and security interests evidenced by this Mortgage, (iii) statutory liens for taxes which are not yet delinquent, and (iv) liens under operating agreements and unitization agreements (only to the extent the same are properly perfected under applicable law), pooling orders, and mechanics and materialmen’s liens with respect to obligations which are not yet due (the matters described in the foregoing clauses (i), (ii), (iii) and (iv) being herein called the “Permitted Encumbrances”). Borrower will defend title to the Property, subject as aforesaid, against the claims and demands of all persons now or hereafter claiming the same or any part thereof, and the Borrower will maintain and preserve the lien hereby created so long as any of the indebtedness secured hereby remains unpaid. The ownership of Borrower will, (i) with respect to each tract of land described in Exhibit “A” hereto in connection with such Mortgaged Properties, (A) entitle Borrower to receive (subject to the terms and provisions of this Mortgage) a decimal share of the oil and gas produced from, or allocated to, such tract equal to not less than the decimal share set forth in Exhibit “A” to the Loan Agreement in connection with such tract below the words “Net Revenue Interest” (or words of similar import), (B) cause Borrower to be obligated to bear a decimal share of the cost of exploration, development and operation of such tract of land at not less than the decimal share set forth in Exhibit “A” to the Loan Agreement in connection with such tract below the words “Working Interest” (or words of similar import), and (ii) if such tract of land is shown in Exhibit “A” to be subject to unit or units, with respect to each such unit, (A) entitle Borrower to receive (subject to the terms and provisions of this Mortgage) a decimal share of all substances covered by such unit which are produced from, or allocated to, such unit equal to not less than the decimal share set forth in Exhibit “A” to the Loan Agreement in connection with such Mortgaged Property below the words “Unit Net Revenue Interest” or words of similar import (and if such tract of land is subject to more than one unit, words identifying such interest with such unit), and (B) obligate Borrower to bear a decimal share of the cost of exploration, development and operation of such unit at not less than the decimal share set forth in Exhibit “A” to the Loan Agreement in connection with such Mortgaged Property below the words “Unit Working Interest” or words of similar import (and if such tract of land is subject to more than one unit, words identifying such interest with such unit); such shares or production which Borrower is entitled to receive, and shares of expenses which Borrower is obligated to bear, are not subject to change, except, and only to the extent that, such changes: (i) are reflected in Exhibit “A” to the Loan Agreement; (ii) are pursuant to operating agreements effecting the Mortgaged Properties; or (iii) arise as a result of laws, rules, regulations or other official acts of any federal, state or other governmental authority having jurisdiction over the Mortgaged Properties.

(b)           All oil and gas leases relating to the properties described or referred to in Exhibit “A” hereto are valid and subsisting and in full force and effect; all of the express and implied terms and provisions of such leases and all laws, rules and regulations applicable thereto have been complied with and all rentals, royalties and taxes payable with respect thereto or with respect to production therefrom have been paid; all wells on the properties described or referred to in Exhibit “A” have been drilled and have been and will be operated in accordance with the laws, rules and regulations of all governmental bodies and agencies exercising jurisdiction over such wells; that on the date of this Mortgage, Borrower is entitled to receive all proceeds from present and future production of oil, gas, casinghead gas and other hydrocarbons attributable to the Borrower’s interest covered by this Mortgage; and the Borrower hereby warrants and agrees to forever defend all and singular the Property against every person whomsoever lawfully claiming or to claim the same or any part thereof.

(c)           The Borrower will keep or cause to be kept in full force and effect the oil and gas leases covering the properties described or referred to in Exhibit “A” hereto, will comply with all of the express and implied terms and provisions thereof and all laws, rules and regulations applicable thereto or cause the same to be complied with and will pay or cause to be paid all rentals, royalties and other payments payable with respect thereto.

(d)           The Borrower will do or cause to be done all things necessary to preserve and keep the Property in good repair and efficient operating condition and will promptly make or cause to be made from time to time all repairs, renewals and replacements required for that purpose. The Borrower will do or cause to be done all things which may reasonably be necessary in accordance with accepted practices of prudent operators in the industry to maintain, and to protect from diminution, the productive capacity of each producing well now or hereafter included in the Mortgaged Properties including, but not limited to, cleaning out and reconditioning of wells, recompletion of wells at higher levels, drilling of substitute wells to the same formation and drilling of additional wells to conform to changed spacing regulations or to satisfy offset requirements as would a prudent operator. The Borrower will continuously operate or cause to be operated the Mortgaged Properties in a careful and efficient manner and in compliance with all applicable proration and conservation laws and all other laws, rules and regulations of all governmental bodies and agencies exercising jurisdiction. The Borrower shall notify the Beneficiary of any change in the present proration laws or in any existing order, rule or regulation pertaining thereto that may prejudicially and materially affect the security of this Mortgage. The Borrower will do or cause to be done such development work as may reasonably be necessary for the prudent and economical handling of the Mortgaged Properties in accordance with accepted practices of prudent operators in the industry.

(e)           The Borrower will pay or cause to be paid promptly, as the same become due (or, as to any thereof which are being contested in good faith, promptly after the final determination of such contest) all taxes, assessments and governmental charges lawfully levied or assessed or imposed upon the Property or any part thereof or upon any production or income therefrom, including, without limitations, all ad valorem taxes assessed against the Mortgaged Properties or any part thereof and all gross production, severance and similar taxes, imposed or assessed with respect to or measured by or charged against production attributable to the Mortgaged Properties.

(f)            Unless the Beneficiary shall first give its written consent thereto, which consent shall not be unreasonably withheld, the Borrower will not sell, convey, assign or otherwise dispose of any of the Mortgaged Properties. Further, the Borrower shall give notice to the Beneficiary of any surrender, abandonment, leasing or subleasing of any of the Mortgaged Properties and any removal of any of the Collateral from the county in which the same is located. Upon any pooling or unitization, the lien and security interest created hereby shall apply to the interest of the Borrower in the unit so formed attributable to such portion of the Mortgaged Properties as is included in such unit. The Borrower will keep the Property at all times free, clear and discharged from all liens, security interests, charges, encumbrances or assessments, regardless of the priority thereof (other than the lien and security interest created by this instrument and the Permitted Encumbrances hereunder), unless the Beneficiary shall have given its written consent thereto. The Borrower shall promptly pay or cause to be paid all laborers and materialmen furnishing labor or material to the Property, but nothing herein shall be deemed a waiver of the priority hereof as against the claims of any such laborer or materialman or to give any such laborer or materialman any rights hereunder or any right of action upon this covenant.

(g)           The Borrower will at all times keep or cause to be kept such of the Property as is of an insurable nature (except for any portions of the Property Borrower has determined in good faith have no material insurable value) insured against loss or damage by fire, tornado and such other casualties as are usually insured against, to the extent that insurance can be obtained thereon, with such deductibles as Borrower shall deem appropriate, and in companies and amounts acceptable to Beneficiary, and with the Beneficiary as co-insured, and on the request of the Beneficiary will deliver such policies or certified copies thereof to the Beneficiary. In the event of any damage or loss of any kind to any of the Property resulting from any cause whatever, such damage or loss shall be repaired or remedied forthwith unless the same is unnecessary to the protection or preservation of the Property. The Borrower will also maintain or cause to be maintained such liability, property damage and other insurance as is usually maintained by companies operating properties similar to the property as may reasonably be requested from time to time by the Beneficiary, with Beneficiary named as an additional insured to the extent of its interest.

(h)           If the title or the rights of the Beneficiary in or to any of the Mortgaged Properties shall be endangered, or shall be attacked directly or indirectly, or if any legal proceedings are instituted against the Borrower or the Beneficiary with respect thereto, the Borrower will promptly give written notice thereof to the Beneficiary and at the Borrower’s cost and expense will take such action as may be necessary or proper to remedy and cure any defect or claimed defect which shall have given rise to such danger, attack or legal proceedings and to prosecute or defend all such suits, actions or other proceedings as may be appropriate for such purpose. It being agreed that the Beneficiary may, if it so elects, intervene in, bring or defend any such action, suit or proceeding and may prosecute or defend the same through counsel of its own choice and the Borrower will, upon demand, pay to the Beneficiary all of its reasonable costs, damages and expenses, including reasonable legal fees and court costs, which it may ever incur by reason of any such defect, claimed defect, attack, suit, action or proceeding, all of which shall be secured hereby, and this covenant shall continue in full force and effect as a personal covenant, even though this instrument be released and the lien hereof discharged.

(i)            The Borrower will, subject to any applicable notice and curative periods required by the Loan Documents or provided herein, duly and punctually pay each and every obligation owing on account of the Note in accordance with the terms thereof and all other indebtedness secured hereby.

(j)            The Borrower shall execute and deliver and the Beneficiary will promptly, and (insofar as not contrary to applicable law) at Borrower’s expense, record and rerecord, file and refile and register and reregister this instrument and every other instrument in addition or supplemental hereto that shall be required by law in order to perfect and maintain the lien and security interest intended to be created hereby in such manner and places and within such times as may be necessary to perfect and maintain such lien and security interest and preserve and protect the rights and remedies of the Beneficiary, and will furnish satisfactory evidence of every such recording, filing and registration to the Beneficiary.

(k)           The Borrower agrees that, subject to any applicable notice and curative periods required by the Loan Documents or provided herein, if it fails to perform any act which it is required to perform hereunder, or to pay any money which it is required to pay hereunder, the Beneficiary may, but shall not be obligated to, perform or cause to be performed such act or pay such money, and any expense thereby incurred by the Beneficiary and any money so paid shall be a demand obligation owing by the Borrower and shall bear interest at the default rate of interest described in the Loan Documents from the date of making such payment until paid, but only after any applicable grace period to cure any defaults as described in the Loan Documents or provided herein, and shall be part of the indebtedness secured hereby and the Beneficiary shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

ARTICLE III

ASSIGNMENT OF PRODUCTION

3.1.          The Borrower for valuable consideration, the receipt of which is hereby acknowledged does grant, bargain, sell, convey, assign and transfer unto the Beneficiary, its successors and assigns, all oil, gas and other hydrocarbons, together with all proceeds derived from the sale thereof (including, but not limited to, all moneys due and to become due under sales contracts, transportation contracts and processing contracts), produced and to be produced to the credit of the Mortgaged Properties. All parties producing, purchasing, taking, processing or receiving any oil, gas or other hydrocarbons attributable to the Mortgaged Properties or having in their possession any such oil, gas or other hydrocarbons, or proceeds thereof, for which they or others are accountable to the Beneficiary by virtue of the provisions hereof, are, upon the occurrence of any Event of Default hereunder which Borrower fails to cure under the applicable notice and curative periods provided in the Loan Documents and herein, hereby authorized by the Borrower to treat the Beneficiary as the assignee and transferee of the Borrower and entitled in the place and stead of the Borrower to receive the same; and such parties, and each of them, shall be fully protected in so treating the Beneficiary and shall be under no obligation to see to the proper application by the Beneficiary of any such proceeds received by it. The Borrower hereby authorizes and empowers the Beneficiary, upon the occurrence of any Event of Default hereunder which Borrower fails to cure under the applicable notice and curative periods provided in the Loan Documents and herein, to demand, collect and receive said oil, gas and other hydrocarbons and the proceeds therefrom, and to execute any and all transfer orders, division orders, and other instruments which may be necessary to effect such demand, collection and receipt; nevertheless, the Borrower agrees that, upon the occurrence of any Event of Default hereunder which Borrower fails to cure under the applicable notice and curative periods provided in the Loan Documents and herein, the Borrower will execute and deliver any and all transfer orders, division orders, and other instruments which may be requested by the Beneficiary for the purpose of effectuating the payment to the Beneficiary of the proceeds assigned hereby. The Beneficiary shall have no responsibility to enforce collection of any proceeds so assigned and shall have no other responsibility in connection therewith, except to account for funds actually received. All funds received by the Beneficiary by virtue of the assignment hereby made shall be applied upon the indebtedness secured by this instrument except as otherwise agreed by the Borrower and the Beneficiary. The assignment in this Article III is effective for all purposes as of as of the date of this Mortgage.

ARTICLE IV

REMEDIES IN EVENT OF DEFAULT

4.1.         In case any one or more of the following events shall occur and be continuing, it shall constitute an Event of Default:

(a)           Failure by the Borrower to pay any interest upon or principal of the Note, or failure of Borrower or the obligor under any other indebtedness (including any future advances made under the Loan Documents) secured hereby, to pay the same when the same shall become due and payable (whether by acceleration or otherwise); or

(b)           Default by the Borrower in the due performance or observance of any covenant, warranty, or condition herein contained, or the occurrence of an Event of Default as described in the Loan Documents, subject to any applicable notice and curative periods provided therein; or

(c)           The failure of the Borrower to pay over to the Beneficiary, upon the occurrence of any Event of Default hereunder which Borrower fails to cure under the applicable notice and curative periods provided in the Loan Documents and herein, any proceeds from the sale of the oil, gas, casinghead gas or other hydrocarbons produced, saved and sold from or allocated to the Mortgaged Properties which are paid to Borrower rather than to Beneficiary; or

(d)           The failure of the lien and priority of this instrument to be fully maintained at all times, or of any right, title, interest or estate herein covenanted or warranted to be held or owned by the Borrower, or Borrower is found not to have good right and lawful authority to encumber and otherwise involve the Property or any part thereof, as herein provided.

4.2.         In the event the Borrower shall cure or cause to be cured the foregoing Events of Default to the reasonable satisfaction of the Bank within thirty (30) days (except for failure to pay principal or interest on the Note in which the time to cure shall be five (5) days) after mailing notice to the defaulting party, the parties shall be restored to their respective rights and obligations under this Mortgage as if no such Event or Events of Default had occurred.

4.3.         Upon the occurrence of an Event of Default which Borrower fails to cure under the applicable notice and curative periods provided in the Loan Documents and herein, the Beneficiary may declare the entire unpaid indebtedness secured hereby, including interest then accrued thereon, to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without other notice or demand of any kind, and the Beneficiary shall have all and any of the following remedies:

(a)           The Beneficiary may institute suit to foreclose the lien of this Mortgage in any court having jurisdiction. Borrower further agrees that, in the event of any foreclosure sale, the Mortgaged Properties or any part thereof, may be sold with or without appraisement as the Beneficiary may elect. Such election may be exercised at any time prior to the entry of the decree of foreclosure. Should the Beneficiary elect to have the Mortgage Properties sold without appraisement, the Borrower hereby expressly waives appraisement. Beneficiary may elect to have such Property sold together or in separate parcels, and at any such sale, if the Beneficiary is the highest bidder, may become the purchaser thereof. The proceeds from any such sale, after paying therefrom the cost advanced or incurred by the Beneficiary in the foreclosure suit, including the cost of the sale and all costs and expenses incurred in the operation of the Mortgaged Properties by Beneficiary or a receiver appointed upon the application of the Beneficiary, shall be applied first to the payment of all costs and expenses incurred by the Beneficiary in the operation of the Mortgaged Properties, if the same be so operated, and any and all sums advanced by the Beneficiary for the purpose of protecting the security, with interest at a rate equal to the default rate of interest described in the Loan Documents, and second to the payment of all indebtedness secured hereby, including interest and attorneys’ fees, in such order of application as the Beneficiary may elect.

(b)           The Beneficiary may take possession of the Property or any part thereof (the Borrower agreeing to give immediate peaceful possession) and collect and maintain, operate or control the same, and may apply all or any part of the income and proceeds to the payment of any development, operation or maintenance expenses incident in any order or application as the Beneficiary may elect; provided, that in the event of any dispute or question whatsoever concerning such income and proceeds or the application thereof, the Beneficiary may hold the same in a special account until such dispute or question is finally settled to the Beneficiary's satisfaction. Should the Beneficiary elect to collect such income and proceeds, this indenture shall constitute full and complete authority to any purchaser of oil, gas, casinghead gas, condensate or other hydrocarbons from the Mortgaged Properties or allocated thereto, or any part thereof, to deliver directly to the Beneficiary all proceeds from the sale of such products, and notice hereof without the requirement of anything more shall constitute an unqualified order on such purchaser to make such delivery. Every such purchaser is hereby authorized and directed to accept as sufficient the Beneficiary's written statement to the effect that a default has occurred hereunder and that the Beneficiary, subject to any applicable notice and curative opportunities required by the Loan Documents or provided herein, is entitled to such proceeds; and every such purchaser is hereby relieved from all responsibility with respect to the delivery of said proceeds for the Beneficiary’s application thereof;

(c)        In addition to the rights afforded the Beneficiary in this Mortgage with respect to foreclosures by judicial process, it shall be the duty of the Trustee and of his successors and substitutes in the Trust, on Beneficiary’s request (which request is hereby presumed) to enforce the Trust by selling the Mortgaged Properties as hereafter provided. The Beneficiary shall have the right to declare a violation of any of the covenants herein contained and elect to advertise the Mortgaged Properties for sale and demand such sale, then, upon filing notice of such election and demand for sale with the Trustee, who shall upon receipt of such notice of election and demand for sale cause a copy of the same to be recorded in the office of the Clerk and Recorder of the county in which the Mortgaged Properties are situated, it shall and may be lawful for the Trustee to sell and dispose of the same (en masse or in separate parcels, as Beneficiary may designate), and all the right, title and interest of said Borrower, their successors or assigns therein, at public auction at the main front door of the Courthouse in the county in which the Mortgaged Properties are located or on the Mortgaged Properties or any part thereof, or such other place as may be authorized or permitted by law, as may be specified in the notice of said sale, for the highest and best price the same will bring in cash, four weeks’ public notice having been previously given of the time and place of such sale, by advertisement weekly, in some newspaper of general circulation at that time published in said county, a copy of which notice shall be mailed within ten (10) days from the date of the first publication thereof to the Borrower at the address herein given and to such person or persons appearing to have acquired a subsequent record interest in the Mortgaged Properties at the address given in the recorded instrument evidencing such interest, and where only the county and state are given as the address, then such notice shall be mailed to the county seat, and to make and give to the purchaser or purchasers of the Mortgaged Properties at such sale, a certificate or certificates in writing describing such Mortgaged Properties purchased, and the sum or sums paid therefor, and the time when the purchaser or purchasers (or other person entitled thereto) shall be entitled to a deed or deeds therefor, unless the same shall be redeemed as is provided by law; and the Trustee shall, upon demand by the person or persons holding the said certificate or certificates of purchase, when said demand is made, or upon demand by the person entitled to a deed to and for the Mortgaged Properties purchased, at the time such demand is made the time for redemption having expired, make and execute to such person or persons a deed or deeds to the Mortgaged Properties purchased, which said deed or deeds shall be in the ordinary form of a conveyance, and shall be signed, acknowledged and delivered by the Trustee, as Borrower, and shall convey and quit claim to such person or persons entitled to such deed, as grantee, the Mortgaged Properties purchased as aforesaid and all the right, title, interest, benefit and equity of redemption of the Borrower its heirs, successors and assigns therein, and shall recite the sum or sums for which the Mortgaged Properties were sold and shall refer to the power of sale herein contained, and to the sale or sales made by virtue hereof; and in case of an assignment of such certificate or certificates of purchase, or in the case of the redemption of the Mortgaged Properties by a subsequent encumbrancer, such assignment or redemption shall also be referred to in such deed or deeds; but the notice of sale need not be set out in such deed or deeds and the Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges and costs of making said sale, pay to Beneficiary the principal and interest due on the Notes according to the tenor and effect thereof, and all monies advanced by Noteholders as applicable with interest thereon at the default rate set forth in the Notes, rendering the overplus, if any, unto Borrower, its legal representatives or assigns; which sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Borrower, its heirs, successors and assigns, and all other persons claiming the Mortgaged Properties, or any part thereof, by, from, through or under the Borrower. The holder or holders of the Notes may purchase the Mortgaged Properties or any part thereof; and it shall not be obligatory upon the purchaser or purchasers at any such sale to see to the application of the purchase money. Nothing herein pertaining to foreclosure proceedings or specifying particular actions to be taken by Beneficiary shall be deemed to contradict or add to the requirements and procedures (now or hereafter existing) of Colorado law and any such conflict or inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

(d)           All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity, and the Beneficiary shall, in addition to the remedies herein provided, be entitled to avail itself to all such other remedies as may now or hereafter exist at law or in equity for the collection of said indebtedness and enforcement of the covenants herein, and the foreclosure of the liens evidenced hereby and the resort to any remedy provided for hereunder or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

(e)           The Beneficiary may resort to any security given by this instrument or to any other security now existing or hereafter given to secure the payment of the indebtedness secured hereby in whole or in part and in such portions and in such order as may seem best to the Beneficiary, in its sole and reasonable discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens evidenced by this instrument.

(f)           Beneficiary shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or under the Uniform Commercial Code of the applicable jurisdiction (“UCC”), or otherwise.

4.4.          Appraisement of the Mortgaged Properties is hereby expressly waived or not waived, at the option of the Beneficiary, its successors or assigns, said option to be exercised, as to any item or portion of the Mortgaged Properties, prior to or at the time sale thereof takes place or judgment is rendered in any foreclosure hereof, whichever occurs first. The Borrower waives, to the extent that it lawfully may, all right to have the Property marshaled.

4.5.         Upon the occurrence of an Event of Default, subject to any applicable notice and curative periods required by the Loan Documents or provided herein, the Beneficiary may exercise its rights of enforcement with respect to the Property under the Uniform Commercial Code of the applicable jurisdiction and in conjunction with, in addition to or in substitution for those rights and remedies:

(a)           The Beneficiary may enter upon Mortgaged Properties to take possession of, assemble and collect the Collateral or to render it unusable to the extent of the Borrower's interest therein;

(b)           The Beneficiary may require Borrower to assemble the Collateral and make it available at a place the Beneficiary designates which is mutually convenient to allow the Beneficiary to take possession or dispose of the Collateral;

(c)           Written notice mailed to Borrower as provided herein at least ten (10) days prior to the date of any public sale or the date after which private sale of the Collateral will be made shall constitute reasonable notice;

(d)           In the event of a foreclosure sale, whether made by the Beneficiary under the terms hereof, or under judgment of a court, the Collateral and the Property may, at the option of the Beneficiary, be sold as a whole;

(e)           It shall not be necessary that the Beneficiary take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this section is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale;

(f)            Prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by the Beneficiary; and

(g)           The Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Beneficiary.

ARTICLE V

DEFEASANCE

5.1.         If all indebtedness secured hereby be paid, the lien, security interest and assignment of production hereby created and granted by the Borrower shall cease, terminate and become null and void, and the Mortgaged Properties shall become wholly free and clear thereof, and the Beneficiary upon the request and at the expense of the Borrower shall in due course execute and deliver to the Borrower a release of this instrument and such other instruments of satisfaction as may be appropriate.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1.          All options and rights of election herein provided to or for the benefit of the Beneficiary are continuing, and the failure to exercise any such option or right of election upon a particular default or breach or upon any subsequent default or breach shall not be construed as waiving the right to exercise such option or election at any later date. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or prevent their exercise at any time and from time to time.

6.2.          The Beneficiary may at any time and from time to time release any part of the Property from the lien and security interest created hereby and any such release may be made without notice to the Borrower and without affecting the personal liability of the indebtedness hereby secured. No release of any part of the Property shall in anywise alter, vary or diminish the force or effect of this instrument on the balance of the Property.

6.3.          Any notice, request, demand, report or other instrument which may be required or permitted to be given to or furnished to or served upon any party hereto or other person succeeding to any interest of a party hereto shall be deemed sufficiently given, furnished or served if done so in compliance with the notice provisions of the Loan Agreement.

6.4.         If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Beneficiary in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

6.5.          This instrument is made with full substitution and subrogation of the Beneficiary in and to all covenants and warranties by others heretofore given or made in respect of the Property or any part of either thereof.

6.6.          The terms, provisions, covenants and conditions hereof shall bind and inure to the benefit of the respective personal representative, successors and assigns of the Borrower and the Beneficiary.

6.7.          This instrument may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

6.8         In case of absence, death, inability, refusal or failure of the Trustee in this Mortgage named to act, or in case he should resign (and he is hereby authorized to resign without notice to or consent of Borrower), or if Beneficiary shall desire, with or without cause, to replace the Trustee in this Mortgage named, or to replace any successor or substitute previously named, Beneficiary may name, constitute and appoint a successor and substitute trustee (or another one) without other formality than an appointment and designation in writing, which need not be filed or recorded to be effective. Upon such appointment, this conveyance shall automatically vest in such substitute trustee, as Trustee, the estate in and title to all of the Mortgaged Properties, and such substitute Trustee so appointed and designated shall thereupon hold, possess and exercise all the title, rights, powers and duties in this Mortgage conferred on the Trustee named and any previous successor or substitute Trustee, and his conveyance to the purchaser at any such sale shall be equally valid and effective as if made by the Trustee named in this Mortgage. Such right to appoint a substitute Trustee shall exist and may be exercised as often and whenever from any of said causes, or without cause, Beneficiary elects to exercise it.

IN WITNESS WHEREOF, the said Borrower has executed and delivered these presents at Oklahoma City, Oklahoma, effective as of the date first above written.

BORROWER:

THE BEARD COMPANY,

an Oklahoma corporation

ATTEST:

By /s/ Rebecca G. Voth	By	/s/ Herb Mee, Jr.
Rebecca G. Voth, Secretary	Herb Mee, Jr., President

BENEFICIARY:

FIRST FIDELITY BANK, N.A.,

a national banking association

By	/s/ Danny Lawson
Danny Lawson
Executive Vice President

STATE OF OKLAHOMA	§

§

COUNTY OF OKLAHOMA	§

BEFORE ME, a notary public in and for said county and state on this 28th day of March, 2006, personally appeared Herb Mee, Jr., known to me to be the identical person who subscribed his name to the foregoing instrument as President of The Beard Company, and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my official signature and affixed my notary seal the day and year first above written.

My Commission Expires:	/s/ Linda Shrum

Notary Public, State of Oklahoma

October 30, 2006	Commission No.	02017703

(Seal)

STATE OF OKLAHOMA	§

§

COUNTY OF OKLAHOMA	§

BEFORE ME, a notary public in and for said county and state on this 28th day of March, 2006, personally appeared Danny Lawson, known to me to be the identical person who subscribed his name to the foregoing instrument as Executive Vice President of First Fidelity Bank, N.A., a national banking association, and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my official signature and affixed my notary seal the day and year first above written.

My Commission Expires:	/s/Linda Shrum

Notary Public, State of Oklahoma

October 30, 2006	Commission No.	02017703

(Seal)

EXHIBIT A

		Yuma County, Colorado*

Well Name	Working Interest	Net Revenue Interest	Overriding Royalty Interest	Legal Description

Yuma 5 State 12-36	0.225	0.196875	None	SW/4 NW/4 36, T3N, R48W
Yuma 5 State 21-36	0.225	0.196875	None	NE/4 NW/4 36, T3N, R48W
Yuma 5 State 23-36	0.225	0.196875	None	NE/4 SW/4 36, T3N, R48W
Yuma 5 State 32-36	0.225	0.196875	None	SW/4 NE/4 36, T3N, R48W
Yuma 5 State 33-36	0.225	0.196875	None	NW/4 SE/4 36, T3N, R48W
Yuma 5 State 42-36	0.225	0.196875	None	SE/4 NE/4 36, T3N, R48W
Yuma 5 State 43-36	None#	0.036000#	0.036000#	NE/4 SE/4 36, T3N, R48W
Yuma 5 State 44-36	0.225	0.196875	None	SE/4 SE/4 36, T3N, R48W

_________________________

* Lease No. 00/7284 between State of Colorado and Beard Oil Company covering Section 36, Township 3 North, Range 48 West, Yuma County, Colorado.

# After payout the ORRI will convert to a 0.225 working interest (0.196875 net revenue interest).